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                                                                     (d)(1)(iv)

[LOGO]

September 12, 2007

Todd Modic
Senior Vice President
ING Investments, LLC
7337 E. Doubletree Ranch Road
Scottsdale, AZ 85258

Dear Mr. Modic:

   Pursuant to the Amended and Restated Investment Management Agreement dated February 1, 2005, as amended, between ING Mutual Funds and ING Investments, LLC (the "Agreement") we hereby notify you of our intention to retain you as Manager to render investment advisory services to ING Asia-Pacific Real Estate Fund and ING European Real Estate Fund, each a newly established series of ING Mutual Funds (each a "Fund," together, the "Funds"), effective October 15, 2007, upon all of the terms and conditions set forth in the Agreement. Upon your acceptance, the Agreement will be modified to give effect to the foregoing by adding the Funds to the Amended Schedule A of the Agreement. The Amended Schedule A, with the annual investment management fee indicated for the Funds, is attached to this letter.

   In addition, we hereby notify you of our intention to modify the annual investment management fee for ING Global Value Choice Fund ("Global Value Choice Fund"), effective January 2, 2008. Upon your acceptance, the Agreement will be modified to give effect to the foregoing by amending the Amended Schedule A of the Agreement. The Amended Schedule A, with the annual investment management fee indicated for Global Value Choice Fund, is attached to this letter.

   Please signify your acceptance to act as Manager under the Agreement with respect to the aforementioned Funds and acceptance to the modification of the investment management fee for Global Value Choice Fund by signing below where indicated.

                                           Very sincerely,

                                           By:    /s/ Kimberly A. Anderson
                                                  ------------------------------
                                           Name:  Kimberly A. Anderson
                                           Title: Senior Vice President
                                                  ING Mutual Funds

ACCEPTED AND AGREED TO:
ING Investments, LLC

By:    /s/ Todd Modic
       ----------------------------
Name:  Todd Modic
Title: Senior Vice President

7337 E. Doubletree Ranch Rd.    Tel: 480-477-3000             ING Mutual Funds
Scottsdale, AZ 85258-2034       Fax: 480-477-2700
                                www.ingfunds.com

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                              AMENDED SCHEDULE A

                              with respect to the

             AMENDED AND RESTATED INVESTMENT MANAGEMENT AGREEMENT

                                    between

                               ING MUTUAL FUNDS

                                      and

                             ING INVESTMENTS, LLC

Series                                 Annual Investment Management Fee
------                           ---------------------------------------------
                                 (as a percentage of average daily net assets)

ING Asia-Pacific Real Estate              1.00% on first $250 million
  Fund1                                   0.90% on next $250 million
                                               0.80% thereafter
ING Disciplined International
  SmallCap Fund                                      0.60%

ING Diversified International
  Fund                                               0.00%

ING Emerging Countries Fund                          1.25%

ING Emerging Markets Fixed         0.65% on the first $250 million of assets
  Income Fund                      0.60% on the next $250 million of assets
                                   0.55% on assets in excess of $500 million

ING European Real Estate Fund/1/          1.00% on first $250 million
                                          0.90% on next $250 million
                                               0.80% thereafter

ING Global Bond Fund                                 0.40%

--------
/1/ The initial two-year terms of ING Asia-Pacific Real Estate Fund and ING European Real Estate Fund under this Agreement commenced on October 15, 2007.

                                       1

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Series                                 Annual Investment Management Fee
------                           ---------------------------------------------
                                 (as a percentage of average daily net assets)

ING Global Real Estate Fund        0.80% of the first $250 million of assets
                                   0.775% of the next $250 million of assets
                                   0.70% of assets in excess of $500 million

ING Global Value Choice Fund/2/    1.00% of the first $250 million of assets
                                   0.90% of the next $250 million of assets
                                   0.80% of the next $500 million of assets
                                    0.75% of assets in excess of $1 billion

ING Greater China Fund             1.15% on the first $100 million of assets
                                   1.05% on the next $150 million of assets
                                   0.95% on assets in excess of $250 million

ING Index Plus International                         0.55%
  Equity Fund

ING International Capital          0.85% on the first $500 million of assets
  Appreciation Fund                0.80% on the next $500 million of assets
                                    0.75% on assets in excess of $1 billion

ING International Equity                             0.75%
  Dividend Fund

ING International Real Estate      1.00% on the first $250 million of assets
  Fund                             0.90% on the next $250 million of assets
                                   0.80% on assets in excess of $500 million

ING International SmallCap Fund    1.00% of the first $500 million of assets
                                   0.90% of the next $500 million of assets
                                    0.85% of assets in excess of $1 billion

ING International Value Choice                       1.00%
  Fund

ING International Value             0.80% on the first $1 billion of assets
  Opportunities Fund                0.75% of assets in excess of $1 billion
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/2/  The investment management fees for ING Global Value Choice Fund will change effective January 2, 2008 to the fees indicated below:

                        0.90% on the first $500 million
                        0.80% on the next $500 million
                    0.75% of assets in excess of $1 billion

                                       2